                            SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                  ABAXIS, INC.
                (Name of Registrant as Specified In Its Charter)


Payment of filing fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:
         (2)   Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
         (4)   Proposed maximum aggregate value of transaction:
         (5)   Total fee paid:

      Fee paid previously with preliminary materials.
      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:
         (2)   Form, Schedule or Registration Statement No.:
         (3)   Filing Party:
         (4)   Date Filed:

[LOGO]                              1320 Chesapeake Terrace, Sunnyvale, CA 94089
                                         Phone 408-734-0200     Fax 408-734-2874


                                                              September 17, 1998




Dear Shareholder:

     This year's annual meeting of shareholders of Abaxis, Inc. (the "Company") will be held on October 26, 1998, at 10:00 a.m. local time, at the Company's principal offices, located at 1320 Chesapeake Terrace, Sunnyvale, California. You are cordially invited to attend.

     The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

     A copy of the Company's Annual Report to Shareholders also is enclosed for your information. At the annual meeting we will review the activities of the Company over the past year and our plans for the future. We look forward to seeing you at the annual meeting.

                                      Very truly yours,

                                      /s/ Clinton H. Severson
                                      -------------------------------
                                      CLINTON H. SEVERSON
                                      Chairman of the Board, President and Chief
                                      Executive Officer

                                  ABAXIS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held October 26, 1998

TO THE SHAREHOLDERS:

     Please take notice that the annual meeting of the shareholders of Abaxis, Inc., a California corporation (the "Company"), will be held on October 26, 1998, at 10:00 a.m. at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, for the following purposes:

     1.   To elect five directors to hold office for the ensuing year;

     2. To consider and vote upon a proposal to amend and restate the Abaxis, Inc. 1989 Stock Option Plan as the Abaxis, Inc. 1998 Stock Option Plan (the "Option Plan") to, among other things, (i) increase the maximum aggregate number of shares of the Company's Common Stock issuable under the Option Plan by 1,000,000 shares and (ii) extend the term of the Option Plan;

     3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999; and

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on September 7, 1998, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 1320 Chesapeake Terrace, Sunnyvale, California.

                                       By order of the Board of Directors


                                       /s/ Donald J. Stewart
                                       ----------------------------------
                                       Donald J. Stewart, Secretary


Sunnyvale, California
September 17, 1998


--------------------------------------------------------------------------------
Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card. IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS...................................................1

GENERAL INFORMATION..................................................................................1

INFORMATION ABOUT ABAXIS.............................................................................2

   Stock Ownership of Certain Beneficial Owners and Management.......................................2

   Director Nominees.................................................................................4

EXECUTIVE COMPENSATION AND OTHER MATTERS.............................................................6

   Executive Compensation............................................................................6

   Stock Options Granted in Fiscal 1998..............................................................7

   Option Exercises And Fiscal 1998 Year-End Values..................................................8

   Compensation of Directors.........................................................................8

   Employment Contracts and Termination of Employment and Change-in-Control
   Arrangements......................................................................................8

   Section 16(A) Beneficial Ownership Reporting Compliance...........................................9

   Changes to Benefit Plans..........................................................................9

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION......................................10

COMPARISON OF SHAREHOLDER RETURN....................................................................12

PROPOSAL NUMBER ONE.................................................................................13

   Election of Directors............................................................................13

PROPOSAL NUMBER TWO.................................................................................13

   Approval of Amendment and Restatement of the Abaxis, Inc. 1989 Stock Option Plan.................13

PROPOSAL NUMBER THREE...............................................................................19

   Ratification of Appointment of Independent Public Accountants....................................19

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING........................................19

TRANSACTION OF OTHER BUSINESS.......................................................................19

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Abaxis, Inc., a California corporation ("Abaxis" or the "Company"), for use at its annual meeting of shareholders to be held on October 26, 1998 (the "Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is September 17, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                               GENERAL INFORMATION

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting Securities. On September 7, 1998, the Company had outstanding 13,882,980 shares of its Common Stock ("Common Stock") held by 254 shareholders of record, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock is entitled to one vote, except that in the election of directors each shareholder has cumulative voting rights and may be entitled to as many votes as is equal to the number of shares held multiplied by the number of directors to be elected (five), which votes may be cast for a single candidate or distributed among any or all of the candidates. No shareholder is entitled to cumulate votes with respect to a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder or any other shareholder has given notice, at the meeting and prior to the voting, of his or her intention to cumulate his or her votes.

     Voting of Proxies. The persons authorized to vote shares represented by executed proxies (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any and all nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

     All valid proxies received before the meeting will be exercised. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

                            INFORMATION ABOUT ABAXIS

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of August 31, 1998, certain information with respect to the beneficial ownership of Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) the persons named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                                                 PERCENT OF ABAXIS
                                                                                NUMBER OF          COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                                                      SHARES            OUTSTANDING(2)
---------------------------------------------------------------------------     ---------        -----------------
Clinton H. Severson(3)...................................................        235,833                1.68%
Vladimir E. Ostoich, Ph.D.(4)............................................        225,286                1.61%
Daniel Wong, Ph.D.(5)....................................................         74,181                 *
Ting W. Lu...............................................................          4,000                 *
Ernest S. Tucker, III, M.D.(6)...........................................         40,900                 *
Prithipal Singh, Ph.D.(7)................................................         33,477                 *
Richard Bastiani, Ph.D.(8)...............................................         17,897                 *
Lawrence Reynolds(9).....................................................         16,667                 *
Brenton G. A. Hanlon(10).................................................         13,667                 *
Robert Milder............................................................         24,200                 *
All current executive officers and directors as a group (13 persons)(11).        726,133                5.07%

------------
*    Less than 1%

(1) Except as indicated in the footnotes to this table, to the Company's knowledge, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the business address of each of the beneficial owners listed above is Abaxis, Inc., 1320 Chesapeake Terrace, Sunnyvale, CA 94089.

(2) The percentages shown in this column are calculated based on 13,882,980 shares of Common Stock actually outstanding as of August 31, 1998 in addition to options held by the beneficial owner that will be exercisable within 60 days of August 31, 1998 which are deemed outstanding in accordance with the rules of the Securities and Exchange Commission (the "SEC").

(3) Includes 183,333 shares subject to options exercisable by Mr. Severson within sixty days of August 31, 1998.

(4) Includes an aggregate of 29,500 shares held by Dr. Ostoich's IRA, 27,500 shares held by Mrs. Ostoich's IRA and 74,328 shares held of record by the Vladimir Ostoich and Liliana Ostoich Trust Fund, for the benefit of Dr. Ostoich and his wife. Also includes 93,958 shares subject to stock options exercisable by Dr. Ostoich within sixty days of August 31, 1998. Does not include shares that are held by his adult children as to which Dr. Ostoich disclaims beneficial ownership.

(5) Includes 1,000 shares of stock held by Dr. Wong's spouse, as to which Dr. Wong disclaims beneficial ownership. Also includes 73,181 shares subject to options exercisable by Dr. Wong within sixty days of August 31, 1998.

(6) Includes 34,355 shares subject to options exercisable by Dr. Tucker within sixty days of August 31, 1998.

(7) Includes 23,477 shares subject to options exercisable by Dr. Singh within sixty days of August 31, 1998.

(8) Includes 15,897 shares subject to options exercisable by Dr. Bastiani within sixty days of August 31, 1998.

(9) Includes 16,667 shares subject to options exercisable by Mr. Reynolds within sixty days of August 31, 1998.

(10) Includes 13,667 shares subject to options exercisable by Mr. Hanlon within sixty days of August 31, 1998.

(11) See Notes 3 through 11 above. Includes 469,560 shares subject to options exercisable within sixty days of August 31, 1998.

DIRECTOR NOMINEES

     The section sets forth the ages and backgrounds of the individuals nominated to be elected to serve as directors of the Company at the Annual Meeting.

                                                                                                     DIRECTOR
NAME                                           POSITION WITH THE COMPANY                   AGE        SINCE
--------------------------------------    ---------------------------------------          ---       --------
Clinton H. Severson...................    Chairman of the Board of Directors,              50          1996
                                          President, Chief Executive Officer and
                                          Director

Richard Bastiani, Ph.D.(1)............    Director                                         55          1995

Brenton G. A. Hanlon(1)...............    Director                                         52          1996

Prithipal Singh, Ph.D.(2).............    Director                                         59          1992

Ernest S.  Tucker, III, M.D.(2).......    Director                                         65          1995

------------

(1)  Member of the Compensation Committee

(2)  Member of the Audit Committee

     There are no family relationships among any directors or executive officers of the Company.

     Mr. Severson has served as President, Chief Executive Officer and Director of the Company since June 1996. He was appointed Chairman of the Board in May 1998. From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a medical diagnostic company. From March 1984 to February 1989, Mr. Severson was employed by 3M Diagnostic Systems, an in-vitro allergy test system manufacturer, last serving as General Manager. From 1978 to 1984, Mr. Severson was employed by Syva Corporation, a medical diagnostic testing company ("Syva"), in various sales and marketing management positions.

     Dr. Bastiani joined the Company's Board of Directors in September 1995. Since September 1995, Dr. Bastiani has been President of Dendreon, a biotechnology company. Dr. Bastiani served as President of Syva from January 1991 until June 1995. From 1971 to January 1991, Dr. Bastiani held various positions with Syva including Vice President of Marketing and Sales from 1984 until January 1991.

     Mr. Hanlon joined the Company's Board of Directors in November 1996. Mr. Hanlon serves as the President and Chief Operating Officer of Tri-Continent Scientific, a subsidiary of Hitachi Chemical, and a manufacturer of instrumentation for diagnostic applications. Mr. Hanlon served as Vice President and General Manager of Tri-Continent Scientific from 1989 to 1996. From 1984 to 1989, Mr. Hanlon was President of Corus Medical, a medical products company. From 1980 to 1984 he held various marketing positions with Syva Corporation.

     Dr. Prithipal Singh joined the Company's Board of Directors in June 1992. Dr. Singh is a founder of ChemTrak, Inc., a manufacturer of medical diagnostic equipment, and served in various executive capacities with ChemTrak from August 1988 until March 1998. From 1985 to 1988, Dr. Singh served as a Senior Vice President of Idetek, Inc., an animal health care company. From 1970 to 1985, Dr. Singh held a number of positions with Syva.

     Dr. Tucker joined the Company's Board of Directors in September 1995. Dr. Tucker has served as Corporate Compliance Officer at Scripps Health since April 1998. From July 1992 to March 1998 Dr. Tucker served as Chairman of Pathology at Scripps Clinic and Research Foundation since 1992. From 1989 to

1992, Dr. Tucker was Chairman of Pathology at California Pacific Medical Center. From 1977 to 1988, Dr. Tucker served as the Director of Immunology Reference Lab of the Research Institute of Scripps Clinic.

     Meetings of the Board of Directors. During the fiscal year ended March 31, 1998, the Board of Directors of the Company held eight meetings, the Audit Committee of the Board of Directors held one meeting and the Compensation Committee of the Board of Directors held one meeting. No director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which such director served during fiscal 1998.

     Audit Committee. The members of the Audit Committee during fiscal 1998 were Dr. Tucker and Mr. Hanlon until September 9, 1997, when Dr. Singh replaced Mr. Hanlon. The functions of the Audit Committee include making recommendations to the Board of Directors regarding the retention of independent public accountants, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company's independent public accountants.

     Compensation Committee; Interlocks and Insider Participation. The members of the Company's Compensation Committee during fiscal 1998 were Dr. Singh and Dr. Bastiani until September 9, 1997, when Mr. Hanlon replaced Dr. Singh. The Compensation Committee reviews and determines compensation criteria for executive officers. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company. For additional information about the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation during the fiscal years ended March 31, 1998, March 31, 1997 and March 31, 1996 of the Chief Executive Officer of the Company during fiscal 1998 and the four other most highly compensated executive officers of the Company whose total salary and bonus for fiscal 1998 exceeded $100,000, for services in all capacities to the Company, during fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
NAME AND PRINCIPAL POSITION                FISCAL YEAR    ANNUAL COMPENSATION ($)        AWARDS
----------------------------------------   -----------    ----------------------     ----------------
                                                                                         OPTIONS
                                                            SALARY       BONUS(1)        (SHARES)
                                                          ----------     --------    ----------------
Clinton H. Severson.....................       1998         $193,254      $73,950         50,000
   Chairman of the Board of Directors,         1997          146,535           -0-       250,000
   President and Chief Executive Officer       1996               --           --             --

Ting W. Lu(2)...........................       1998          116,283       60,550             -0-
   Former Vice President of Finance and        1997          120,104       21,700         25,000
   Administration, Chief Financial             1996          116,738           -0-        15,000
   Officer and Secretary

Vladimir E. Ostoich.....................       1998          139,173       60,550             -0-
   Vice President, Engineering                 1997          145,287       21,700         25,000
                                               1996          142,248           -0-        15,000

Larry Reynolds..........................       1998           86,798       57,980         40,000
   Vice President, International Sales         1997               --           --             --
   and Marketing                               1996               --           --             --

Daniel Wong.............................       1998          129,808       60,505             -0-
   Vice President of Development               1997          135,296       22,825         25,000
                                               1996          129,815           -0-        15,000

------------

(1) Bonuses were based on Company performance. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION".

(2)  Ting W. Lu resigned as an officer of the Company in May 1998.

STOCK OPTIONS GRANTED IN FISCAL 1998

     The following table provides the specified information concerning grants of options to purchase Common Stock made during the fiscal year ended March 31, 1998 to the persons named in the Summary Compensation Table.

                          OPTION GRANTS IN FISCAL 1998


                                  INDIVIDUAL GRANTS


                                            PERCENT OF                                  POTENTIAL REALIZABLE
                                          TOTAL OPTIONS                                   VALUE AT ASSUMED
                               OPTIONS      GRANTED TO     EXERCISE                     ANNUAL RATES OF STOCK
                               GRANTED     EMPLOYEES IN     PRICE       EXPIRATION     PRICE APPRECIATION FOR
NAME                           (#)(1)      FISCAL YEAR    ($/SH)(2)        DATE            OPTION TERM(3)
----------------------------   -------    -------------   ---------     ----------     ----------------------
                                                                                          5%($)       10%($)
                                                                                       ---------     --------
Clinton H. Severson.........   50,000            15.48       $3.13       4/22/07         $98,265     $249,022
Larry Reynolds..............   40,000            12.38        3.13       4/22/07          78,612      199,218

------------

(1) All options granted in fiscal 1998 were granted pursuant to the Company's 1989 Stock Option Plan (the "1989 Plan"). These options vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. Under the 1989 Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. For additional information regarding options, see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(2) All options in this table have exercise prices equal to the fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL 1998 YEAR-END VALUES

     The following table provides the specified information concerning exercises of options to purchase Common Stock in the fiscal year ended March 31, 1998, and unexercised options held as of March 31, 1998, by the persons named in the Summary Compensation Table.

                OPTION EXERCISES AND FISCAL 1998 YEAR-END VALUES


                                VALUE           NUMBER OF UNEXERCISED
                   SHARES      REALIZED               OPTIONS                  VALUE OF UNEXERCISED IN-THE-
                  ACQUIRED                           AT 3/31/98               MONEY OPTIONS AT 3/31/98 ($)(2)
                     ON                   -------------------------------     -------------------------------
SHARES            EXERCISE       ($)      EXERCISABLE(1)    UNEXERCISABLE     EXERCISABLE(1)    UNEXERCISABLE
--------------    --------     --------   --------------    -------------     --------------    -------------
Clinton H.
Severson......      -0-          -0-          128,125         171,875           $    -0-          $   -0-

Ting W. Lu....      -0-          -0-           65,350          15,900                -0-              -0-

Vladimir E.
Ostoich.......      -0-          -0-           90,092          15,533            22,140               -0-

Larry
Reynolds......      -0-          -0-           10,833          29,167                -0-              -0-

Daniel Wong         -0-          -0-           69,178          15,822                -0-              -0-

------------

(1) Company stock options generally vest one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. All options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on the closing price of the Common Stock ($1.938 per share as reported on the Nasdaq National Market on March 31, 1998) and is net of the exercise price of such options.

COMPENSATION OF DIRECTORS

     All non-employee directors of the Company receive compensation in the amount of $750 per meeting of the Board of Directors they attend plus reimbursement of reasonable travel expenses incurred. In addition, Dr. Tucker serves as a consultant to the Company and receives monthly compensation of $1,000 plus reimbursement of expenses for attending meetings at or on behalf of the Company. Each of the Company's non-employee directors also receives an automatic annual grant of options to purchase 4,000 shares of Common Stock under the Company's Outside Directors Stock Option Plan. In addition, Dr. Tucker receives an additional annual grant of options to purchase 5,000 shares for serving as a consultant. Clinton H. Severson, a director of the Company who is also an employee of the Company, does not receive any compensation for his services as a member of the Board of Directors of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In March 1997, the Company entered into an employment agreement with Clinton H. Severson, pursuant to which Mr. Severson is entitled to six months of continued salary and benefits if his employment with the Company is terminated without cause. In April 1998, the Company entered into an amendment to Mr. Severson's employment agreement which provides (i) severance payments consisting of salary and benefits for one year in the event of termination of employment without cause and (ii) severance payments consisting of salary and benefits for two years in the event of termination of employment following a change of control transaction.

     The 1989 Plan and the Outside Directors Stock Option Plan (the "Option Plans") provide that, in the event of a transfer of control of the Company ("Transfer of Control"), the surviving, continuing, successor or purchasing corporation or a parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under stock option agreements outstanding under the Option Plans (the "Options") or substitute options for the Acquiring Corporation's stock for such Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with a merger constituting a Transfer of Control, the Company's Board of Directors shall provide that any unexercisable and/or unvested portion of the Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Company's Board of Directors so determines. Any Options which are neither assumed by the Acquiring Corporation, nor exercised as of the date of the Transfer of Control, shall terminate effective as of the date of the Transfer of Control. Options which are assumed by the Acquiring Corporation shall become exercisable and vested as provided under the relevant stock option agreements under the Option Plans. If the option holder's service is terminated after the Transfer of Control by the Company (other than for cause) or the option holder resigns for "good reason" following the Transfer of Control, the holder's Options shall become immediately exercisable and vested as of the date of termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the "SEC". Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock were complied with during the fiscal year ended March 31, 1998, with the following exceptions: Ernest S. Tucker III, M.D., a director of the Company, filed an Amended Form 3 in December 1997, reporting a transaction which should have been reported in September 1995. Dr. Tucker also filed a late Form 4 in December 1997, reporting a transaction which should have been reported in October 1997. Richard Bastiani, Ph.D., a director of the Company, filed an Amended Form 3 in December 1997, reporting a transaction which should have been reported in September 1995. Dr. Bastiani also filed a late Form 4 in December 1997, reporting a transaction which should have been reported in October 1997. Prithipal Singh, Ph.D., a director of the Company, filed a late Form 4 in December 1997, reporting a transaction which should have been reported in October 1997.

CHANGES TO BENEFIT PLANS

     Option Plan. The Company has proposed the approval of an amendment and restatement of the Company's 1989 Stock Option Plan as the 1998 Stock Option Plan, to increase the maximum aggregate number of shares of Common Stock issuable thereunder by 1,000,000 shares from 1,886,000 shares to 2,886,000 shares and to revise certain other provisions as described below under the caption, "APPROVAL OF AMENDMENT AND RESTATEMENT OF 1989 STOCK OPTION PLAN."

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of Dr. Richard Bastiani and Brenton G.A. Hanlon. Dr. Prithipal Singh served as a member of the Compensation Committee until Mr. Hanlon became a member on September 9, 1998. Each of these individuals is a non-employee member of the Company's Board of Directors. The Compensation Committee is responsible for approving all compensation recommended by the President for the Company's executive officers and provides recommendations to the Board of Directors for approval of all compensation for the President and Chief Executive Officer of the Company. The goal of the Company's compensation policy for the executive officers is to attract, retain and reward executive officers who contribute to the Company's success and to motivate these executives to achieve the Company's business objectives. The Company uses salary, stock option grants and bonus compensation to meet these goals.

     Compensation Policies. Salaries initially are set for each executive officer according to a range of salaries for similar positions in comparable companies in the Company's industry and geographic area, as reported in compensation survey information obtained by the Company from Radford & Associates, a compensation consulting firm. Salaries are generally set near the median of the applicable range for each position, and adjusted for historical and expected contributions of each officer to the Company. Salaries are reviewed annually based on individual past performance, financial results of the Company and survey information from compensation consulting firms. Adjustments are made if necessary to maintain competitiveness within the industry. In April 1998, during the company-wide annual salary review, the salaries of the executives of the Company were determined to be within the proper ranges and hence no salary adjustments were made.

     Compensation Components. The Compensation Committee strongly believes that executive compensation should be based in part on the Company's performance and has used stock option grants and bonus compensation to accomplish this goal. In April 1997, the Compensation Committee approved an executive bonus plan with target bonus levels set at 20% to 60% of annual salaries for accomplishing certain Company objectives in fiscal 1998. The Company paid approximately 47% of these targeted bonuses with quarterly payments made in April, July and October 1997 and January 1998. In April 1998, the Compensation Committee approved an executive bonus plan with target bonus levels set at 20% to 60% of annual salaries for accomplishing certain Company objectives associated with financial performance in fiscal 1999. At the same time, the Board of Directors approved a bonus plan for the Company's President and Chief Executive Officer of 40% of his annual salary for accomplishing certain Company objectives associated with financial performance in fiscal 1999.

     The Company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders. The size of an initial option grant to an executive officer generally has been determined with reference to comparable companies in the Company's industry and geographical area, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. Additional option grants to an executive officer are generally based on Company performance and individual performance. In fiscal 1998, the Compensation Committee approved stock option grants to certain of the executive officers. See "OPTION GRANTS IN FISCAL 1998."

     Chief Executive Officer Compensation. The Compensation Committee annually reviews the performance and compensation of Clinton H. Severson, the President and Chief Executive Officer of the Company. During fiscal 1998, Mr. Severson's compensation consisted of salary, an incentive stock option grant and performance-based bonus compensation. During the annual review, the Compensation Committee found Mr. Severson's salary to be appropriate as compared with comparable companies within the Company's industry and geographic area, based on the compensation survey information obtained by the Company from Radford & Associates. During fiscal 1998, Mr. Severson's compensation consisted of a base salary of $193,254, bonus compensation of $73,950 and the grant of an option to purchase 50,000 shares of Common Stock.

     In April 1998, Mr. Severson's employment agreement with the Company was amended to provide (i) severance payments consisting of salary and benefits for one year in the event of termination of employment without cause and (ii) severance payments consisting of salary and benefits for two years in the event of termination of employment following a change of control transaction. Such agreement was entered into following arms-length negotiations and approval by the Board of Directors.

     Deductibility of Executive Compensation. The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1989 Plan should qualify for an exemption from these restrictions. The Compensation Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under applicable tax laws as applicable.

                                       COMPENSATION COMMITTEE


                                       Richard Bastiani, Ph.D.
                                       Brenton G. A. Hanlon

                        COMPARISON OF SHAREHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Common Stock with the cumulative total return of the Russell 2000 Index ("Russell 2000") and the Hambrecht & Quist Health Care (Excluding Biotech) Index ("H&Q Index") for the period commencing on March 31, 1993 and ending on March 31, 1998.(1)

                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                    MARCH 31, 1993 THROUGH MARCH 31, 1998:(2)


[OBJECT OMITTED]



------------------------------------ ---------- ----------- ----------- ---------- ---------- ---------
                                      3/31/93    3/31/94     3/31/95     3/31/96    3/31/97   3/31/98
------------------------------------ ---------- ----------- ----------- ---------- ---------- ---------
Abaxis                                  100        148         107         112        62         38
------------------------------------ ---------- ----------- ----------- ---------- ---------- ---------
Russell 2000                            100        110         114         144        149       210
------------------------------------ ---------- ----------- ----------- ---------- ---------- ---------
H&Q Index                               100         94         121         187        181       251
------------------------------------ ---------- ----------- ----------- ---------- ---------- ---------

(1)  The Company's 1998 fiscal year ended on March 31, 1998.

(2) Assumes that $100.00 was invested on March 31, 1993 in the Common Stock, at the closing sales price, and in each index and that all dividends were reinvested. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                               PROPOSAL NUMBER ONE
                              ELECTION OF DIRECTORS

     The charter documents of the Company authorize a Board of Directors consisting of six (6) directors. Five (5) directors of the Company are to be elected for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Please see "INFORMATION ABOUT ABAXIS--Director Nominees" above for information concerning the nominees. Following the Annual Meeting, there will be one vacancy on the Board of Directors.

     If elected, each nominee will hold office until the next annual meeting of shareholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

     The persons named in the accompanying form of proxy will vote the shares represented thereby for the following nominees, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board of Directors may recommend in the place of such nominee(s).

     The nominees for election to the Board of Directors at the Annual Meeting are Clinton H. Severson, Richard Bastiani, Ph.D., Brenton G.A. Hanlon, Prithipal Singh, Ph.D. and Ernest S. Tucker, III, M.D. If elected, the nominees will serve as directors until the Company's Annual Meeting of Shareholders in 1999, and until their successors are elected and qualified. If a quorum is present and voting, the five (5) nominees receiving the highest number of votes will be elected. Abstentions will have no effect on the vote. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for substitute nominees as the Board of Directors may designate. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                               PROPOSAL NUMBER TWO
         APPROVAL OF AMENDMENT AND RESTATEMENT OF 1989 STOCK OPTION PLAN

     The Company's 1989 Stock Option Plan (the "1989 Plan") was adopted by the Board of Directors in May 1989 and was approved by the shareholders of the Company in 1990. The Board of Directors and shareholders have approved from time to time increases in the number of shares issuable under the 1989 Plan, which currently is 1,886,000 shares. As of August 31, 1998, 305,434 shares remained available for future option grants under the 1989 Plan. On July 21, 1998, the Board of Directors amended the 1989 Plan, subject to shareholder approval, to increase by 1,000,000 shares to 2,886,000 the maximum aggregate number of shares of Common Stock issuable under the plan. In addition, the Board of Directors approved the amendment and restatement of the 1989 Plan as the 1998 Stock Option Plan (the "Option Plan"), subject to shareholder approval.

     The shareholders are now being asked to approve the amendment and restatement of the 1989 Plan in the form of the Option Plan described below, including an increase from 1,886,000 to 2,886,000 in the maximum aggregate number of shares of Common Stock issuable under the plan and an extension of the term of the plan. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the shareholders.

SUMMARY OF THE OPTION PLAN

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

     General. The purpose of the Option Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The Option Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the grant to employees, directors and consultants of nonstatutory stock options.

     Shares Subject to Plan. The shareholders have previously authorized the reservation of an aggregate of 1,886,000 shares of the Company's authorized but unissued shares of Common Stock for issuance upon the exercise of options granted under the 1989 Plan. On July 21, 1998, the Board of Directors amended the 1989 Plan to increase this share reserve by 1,000,000 shares to an aggregate of 2,886,000 shares. As restated, the Option Plan permits the issuance of reacquired shares as well as previously unissued shares. The Option Plan imposes a grant limit under which no person may receive in any fiscal year options to purchase in excess of 50,000 shares (the "Grant Limit"); provided, however, that the Grant Limit is 250,000 shares with respect to options granted to a person during his first year of employment. Appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m) (hereinafter referred to collectively as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. As restated, the Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. Options may be granted under the 1989 Plan to employees and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. However, the 1989 Plan provides that nonemployee directors may not be granted options thereunder. As restated, the Option Plan permits options to be granted to nonemployee directors as well as to prospective employees and consultants in connection with written offers of employment or engagement, provided that such options may not become exercisable prior to the individual's commencement of service. While any person eligible under the Option Plan may be granted a nonstatutory option, only employees may be granted incentive stock options. As of August 31, 1998, the Company had approximately 94 employees, including 7 executive officers, 4 directors and 2 consultants who would be eligible to receive a grant under the Option Plan.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option may not be less than the fair market value of a share of the Common Stock on the date of grant and the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value.

While the 1989 Plan provides that any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power (or combined value) of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant, the restated Option Plan imposes this requirement only on the grant of incentive stock options and provides that a Ten Percent Shareholder will be determined based solely on the percentage of combined voting power, as required under Section 422 of the Code. As of August 31, 1998, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $2.3125 per share.

     Under the 1989 Plan, the option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. As restated, the Option Plan permits, in addition to the foregoing, payment by means of an assignment of the proceeds of a loan with respect to some or all of the shares acquired upon the exercise of the option, payment with a promissory note, and payment of the exercise price with any other lawful consideration approved by the Board. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

     Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Generally, options granted under the Option Plan become exercisable in installments over a period of time specified by the Board at the time of grant, subject to the optionee's continued service with the Company. Currently, the maximum term of an option granted under the 1989 Plan is ten years, provided that any option granted to a Ten Percent Shareholder may not have a term longer than five years. As restated, the Option Plan provides that the maximum term of an incentive stock option is ten years unless granted to a Ten Percent Shareholder, in which case the maximum term is five years. Consistent with the Code, the restated Option Plan does not limit the term of a nonstatutory stock option. An option generally will remain exercisable for three months following the optionee's termination of service, provided that if termination results from the optionee's death or disability, the option generally will remain exercisable for 12 months following the optionee's termination of service. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer or shorter post-service exercise periods in particular instances.

     Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. However, under the restated Option Plan, a nonstatutory stock option may be assignable or transferable to the extent permitted by the Board and set forth in the option agreement.

     Change in Control. The Option Plan provides that in the event of a "Change in Control" (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof (the "Acquiring Corporation") may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. If the Acquiring Corporation elects not to assume or substitute for options outstanding under the Option Plan, any unvested or unexercisable portion of the outstanding options will become immediately exercisable and vested in full prior to such Change in Control. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate. In addition, if the Acquiring Corporation assumes or substitutes for outstanding options, an option will become fully exercisable and vested if the optionee's service is terminated after the Change in Control by the Company (other than for cause) or the optionee resigns for "good reason" following the Change in Control.

     For purposes of the Option Plan, a "Change in Control" means (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the shareholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred.

     Termination or Amendment. No options may be granted under the 1989 Plan after May, 1999. As restated, subject to shareholder approval, the Option Plan would continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all incentive stock options must be granted within ten years of July 21, 1998, the date on which the Board approved the restatement of the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of this vote.

     The Board of Directors believes that the amendment and restatement of the 1989 Plan is in the best interests of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE THE 1989 STOCK OPTION PLAN.

NEW PLAN BENEFITS

     As of August 31, 1998, no grant of options conditioned on shareholder approval of an increase in the share reserve under the Option Plan had been made to any employee. Currently, non-employee directors of the Company are not eligible to participate in the Option Plan, although the Option Plan, as amended, will allow non-employee directors to receive grants under the Option Plan. The future grant of options under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan.

     The following table sets forth grants of stock options under the 1989 Plan during the fiscal year ended March 31, 1998, to (i) each person listed on the Summary Compensation Table, (ii) all current executive officers as a group,
(iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers, who are not executive officers as a group.

                                NEW PLAN BENEFITS

                                                                                           1989 PLAN
                                                                              -----------------------------------
NAME AND POSITION                                                             EXERCISE PRICE        NO. OF SHARES
---------------------------------------------------------------------------   --------------        -------------
Clinton H. Severson......................................................          $3.125              50,000
   Chairman of the Board of Directors, President and Chief Executive
   Officer

Ting W. Lu(1)............................................................              --                  -0-
   Former Vice President of Finance and Administration, Chief Financial
   Officer and Secretary

Vladimir E. Ostoich, Ph.D................................................              --                  -0-
   Vice President, Engineering

Lawrence Reynolds........................................................           3.125              40,000
   Vice President, International Sales and Marketing

Daniel Wong, Ph.D........................................................              --                  -0-
   Vice President of Development

Executive Group (5 persons)..............................................           3.125              90,000

Non-Executive Director Group (4 persons).................................          3.4880              26,000

Non-Executive Officer Employee Group (56 persons)........................          2.7088             207,000

------------

(1) Ting W. Lu resigned as an officer of the Company in May 1998.

                              PROPOSAL NUMBER THREE
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 1999. A representative of Deloitte & Touche is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Votes against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor "broker non-votes" will be counted as having been cast affirmatively or negatively on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of the Company must be received by the Company at its offices at 1320 Chesapeake Terrace, Sunnyvale, California 94089, no later than May 23, 1999, and satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                       By order of the Board of Directors

                                       /s/ Donald J. Stewart
                                       -----------------------------------
                                       Donald J. Stewart, Secretary

                                                              September 17, 1998

     ABAXIS, INC. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
              OCTOBER 26, 1998 SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Clinton H. Severson and Donald J. Stewart, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Abaxis, Inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 26, 1998 at 10:00 a.m., local time, at the offices of the Company, located at 1320 Chesapeake Terrace, Sunnyvale, California, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated September 17, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report to Shareholders.

 THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
         IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


[x]      Please mark votes as in this example.

A vote FOR the following proposals is recommended by the Board of Directors:

1. To elect the following five (5) persons as directors to hold office for a one-year term and until their respective successors are elected and qualified:

     NOMINEES: Clinton H. Severson, Richard Bastiani, Ph.D., Brenton G.A. Hanlon, Prithipal Singh, Ph.D., Ernest S. Tucker, III, M.D.

                  FOR          WITHHELD
                  [  ]         [  ]


                  [  ]
                       -----------------------------------------
                        For all nominees except as noted above

2. To consider and vote upon a proposal to amend and restate the Abaxis, Inc. 1989 Stock Option Plan as the Abaxis, Inc. 1998 Stock Option Plan (the "Option Plan") to, among other things, (i) increase the maximum aggregate number of shares of the Company's Common Stock issuable under the Option Plan by 1,000,000 shares and (ii) extend the term of the Option Plan.

                  FOR          AGAINST          ABSTAIN
                  [  ]         [  ]             [  ]

3. To consider, approve and ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending March 31, 1999.

                  FOR          AGAINST          ABSTAIN
                  [  ]         [  ]             [  ]

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [ ]
     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW      [ ]


                    Signature:                            Date:
                               ---------------------            ----------------

                    Signature:                            Date:
                               ---------------------            ----------------

PLEASE SIGN HERE. Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased shareholder should give their full title. Please date the Proxy.

                                       2